Exhibit 10.5

TENTH AMENDMENT TO AMENDED AND RESTATED

REVOLVING LOAN AGREEMENT

This Tenth Amendment to Amended and Restated Revolving Loan Agreement (this “Amendment”) is entered into as of May 5, 2008 by and among Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (“Borrower”), Wheeling-Pittsburgh Corporation, a Delaware corporation (“Holdings”), General Electric Capital Corporation, as administrative agent (“Administrative Agent”) for the Lenders (this and all other capitalized terms not defined herein shall have the meanings set forth in the “Loan Agreement” as defined below), and the other Lenders signatory hereto.

RECITALS

WHEREAS, Borrower, Holdings, Administrative Agent, Lenders and certain other parties thereto have entered into an Amended and Restated Revolving Loan Agreement dated as of July 8, 2005 (as heretofore or hereafter amended, modified, supplemented or restated, the “Loan Agreement”);

WHEREAS, Borrower desires, and the Lenders and Administrative Agent are willing, to amend the Loan Agreement, upon and subject to the conditions set forth in this Amendment; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Loan Agreement.

(a) Section 6.6 to the Loan Agreement is hereby amended by deleting clause (b) thereof in its entirety and substituting therefor the following:

“[(b) INTENTIONALLY RESERVED]”

(b) Section 6.8 to the Loan Agreement is hereby amended by (i) deleting in clause (h) thereof the text “$33,000,000 during the term of this Agreement” and substituting therefor the text “$15,000,000 in any Fiscal Year or $22,000,000 in the aggregate after the Tenth Amendment Effective Date” and (ii) inserting a new clause (j) at the conclusion thereof to read as follows:

“(j) investments by Holdings or any of its Subsidiaries in E2 Acquisition Corporation made after the Tenth Amendment Effective Date, provided that (i) the aggregate amount of all such investments does not exceed $3,000,000, (ii) the proceeds of such investments are used solely to pay E2 Transaction Costs and (iii) the Administrative Agent shall have received a written summary of all E2 Transaction Costs being paid with the proceeds of such investments and approved such summary before such investments are made by Holdings and/or its Subsidiaries.”

(c) Section 8 to the Loan Agreement is hereby amended by deleting clause (k) therein in its entirety and substituting therefor the following:

“(k) (i) New Esmark shall cease to own 100% of the Voting Interests in Holdings or Esmark Steel Service Group, Inc. (“ESSG”); or (ii) any Person or two or more Persons acting in concert other than Franklin Mutual shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of New Esmark (or other securities convertible into such Voting Interests) representing 20% or more of the combined voting power of all Voting Interests of New Esmark; or (iii) any Person or two or more Persons acting in concert other than Franklin Mutual shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Interests of New Esmark (or other securities convertible into such Voting Interests) representing 20% or more of the combined voting power of all Voting Interests of New Esmark; or (iv) Holdings shall cease to own 100% of the Equity Interests in Wheeling-Pittsburgh Steel Corporation; or (v) New Esmark or any of its Subsidiaries Disposes of property in a single or series of Dispositions (other than Dispositions permitted under Section 6.5(a) through (f), inclusive) valued in the aggregate in excess of 5% of the total book value of the assets of New Esmark and its Subsidiaries; provided, that the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement shall not constitute a “Change of Control” hereunder until 15 days after the consummation of the Merger (as defined in the Merger Agreement).”

(d) Section 8 to the Loan Agreement is hereby amended by (inserting at the conclusion of clause (q)(ii)(y) therein the text “and a guarantee in connection with the Term Loan Agreement dated as of the Tenth Amendment Effective Date among New Esmark and its Subsidiaries (other than the Credit Parties) and obligations in respect of advances made to New Esmark with the proceeds of the loans thereunder (the “Proceeds”) and (ii) inserting at the conclusion of clause (q)(iii) therein the text “and the Proceeds”.

(e) Annex A to the Loan Agreement is hereby amended by inserting the text “(other than the Power Service Accounting Lease)” at the conclusion of clause (e) therein.

(f) Annex A to the Loan Agreement is hereby amended by amending and restating the definition of “Term Loan Agreement” therein in its entirety as follows:

“Term Loan Agreement” means the $79,000,000 Amended and Restated Term Loan Agreement, dated as of May 5, 2008, among Holdings, the Borrower, the banks and other financial institutions from time to time party thereto, the Term Loan Agent, as amended, restated, supplemented or otherwise modified from time to time or as refinanced with the consent of the Required Lenders.

(g) Annex A to the Loan Agreement is hereby amended by inserting the following definitions in alphabetical order therein:

“E2 Acquisition” means the acquisition and related transactions described in the Purchase and Sale Agreement, dated as of August 1, 2007, by and among Mittal Steel USA Inc., ISG Sparrows Point LLC, ISG Acquisition Inc., Mittal Steel USA—Venture Inc., ISG Technologies Inc., Mittal Steel USA—Railways Inc., Bethlehem Acquisition Co. and BIP Acquisition Sub, Inc.

“E2 Transaction Costs” means transaction costs paid or payable in connection with the E2 Acquisition.

“Equity Interests” means with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Franklin Mutual” means Franklin Mutual Advisers, L.L.C., a Delaware limited liability company.

“Memorandum of Agreement” means the Memorandum of Agreement, dated April 30, 2008, between Essar Steel Holdings Limited and New Esmark.

“Merger Agreement” means the Agreement and Plan of Merger attached as Attachment I to the Memorandum of Agreement.

“Power Service Accounting Lease” the Second Amended and Restated Energy Services Agreement dated July 31, 2003 between Mingo Junction Energy Center, LLC and Wheeling-Pittsburgh Steel Corporation.

“Prior Term Loan Agreement” means the $250,000,000 Term Loan Agreement, dated as of July 31, 2003, among Holdings, the Borrower, the banks and other financial institutions from time to time party thereto, Royal Bank of Canada, as administrative agent, and the other agents named therein.

“Tenth Amendment” means that certain Tenth Amendment to Amended and Restated Revolving Loan Agreement dated as of May 5, 2008 by and among Borrower, Holdings, Administrative Agent and the Lenders.

“Tenth Amendment Effective Date” has the meaning ascribed to it in the Tenth Amendment.

“Term Loan Agent” means Essar Steel Holdings Limited, as administrative agent pursuant to the Term Loan Agreement.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

2. Extension Option. Each of the parties hereto acknowledges and agrees that, pursuant to the terms of the Extension Option, (a) Administrative Agent has received adequate notice and description of the Term Loan Agreement (as defined in this Amendment) and (b) upon the effectiveness of the Term Loan Agreement (as defined in this Amendment), the Commitment Termination Date in the Loan Agreement shall be the earlier of (i) September 30, 2008 and (ii) the date that is 60 days prior to the “Maturity Date” set forth in the Term Loan Agreement (as defined in this Amendment); provided, that if the “Maturity Date” as set forth in the Term Loan Agreement (as defined in this Amendment) is triggered by the Merger (as defined in the Merger Agreement) pursuant to clause (i) therein, then the Commitment Termination Date in the Loan Agreement shall be the earlier of (A) September 30, 2008 and (B) the date that is 15 days after the consummation of the Merger (as defined in the Merger Agreement).

3. Representations and Warranties of Borrower.

(a) The Recitals in this Amendment are true and correct in all respects.

(b) All representations and warranties of the Credit Parties in the Loan Agreement and in the other Loan Documents to which it is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(d) Borrower has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and the other documents and agreements executed and delivered in connection herewith to which it is a party. This Amendment has been duly executed by Borrower and the other documents and agreements executed and delivered in connection herewith to which Borrower is a party have been duly executed and delivered by it.

(e) This Amendment is the legal, valid and binding obligation of Borrower and the other documents and agreements executed or delivered in connection herewith to which any of the other Credit Parties is a party are the legal, valid and binding obligations of the other Credit Parties, in each case enforceable against each of the other Credit Parties in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally.

(f) The execution, delivery and performance of this Amendment and the other documents and agreements executed and delivered in connection herewith do not and will not (i) violate any law, rule, regulation or court order to which any of the Credit Parties is subject; (ii) conflict with or result in a breach of the certificate of formation or incorporation, bylaws, limited liability company agreement or other organizational documents of any of the Credit Parties or any other agreement or instrument to which it is party or by which the properties of any of the Credit Parties is bound; or (iii) result in the creation or imposition of any Lien on any property of any of the Credit Parties, whether now owned or hereafter acquired, other than Liens in favor of Administrative Agent.

(g) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by each of the Credit Parties, or the validity or enforceability, of this Amendment or the other documents or agreements executed or delivered in connection herewith to which any of the Credit Parties is a party, or the consummation of the transactions contemplated hereby or thereby, or the continuing operations of any of the Credit Parties following the consummation of such transactions, except as otherwise expressly contemplated by this Amendment.

4. Conditions Precedent to Effectiveness. This Amendment shall be effective on the date (the “Tenth Amendment Effective Date”) when each of the following conditions shall have been satisfied in the sole discretion of Administrative Agent:

(i) Each of the Credit Parties and the Lenders shall have delivered to Administrative Agent executed counterparts of this Amendment;

(ii) Delivery to Administrative Agent of a duly executed fee letter, in form and substance satisfactory to Administrative Agent;

(iii) Delivery to Administrative Agent of a fully executed Term Loan Agreement, in form and substance satisfactory to Administrative Agent;

(iv) Delivery to Administrative Agent of evidence that Term Loan Agent has assumed the obligations and liabilities of Royal Bank of Canada, the prior administrative agent under the Prior Term Loan Agreement (the “Prior Term Loan Agent”), with respect to each of the Loan Documents to which the Prior Term Loan Agent was a party, including, without limitation, the Security Agreement, the Mortgages, the JV Pledge Agreements, the PPE Access Agreement and the Current Asset Intercreditor Agreement, in each case in form and substance satisfactory to Administrative Agent;

(v) Delivery to Administrative Agent of a fully executed copy of (i) that certain $31,000,000 Credit Agreement dated as of May 2, 2008, among Holdings, Esmark Steel Service Group, Inc., a Delaware corporation, as borrower, the other loan parties thereto, the banks and other financial institutions from time to time party thereto, and Essar Steel Holding Limited, as administrative agent thereto and (ii) the Loan Documents (as defined in the ESSG Term Loan Agreement) thereto, in form and substance reasonably satisfactory to Administrative Agent; and

(vi) Delivery to Administrative Agent of such additional agreements, documents or instruments, if any, as Administrative Agent may reasonably request.

5. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the Lenders and Administrative Agent and shall be binding upon the successors and assigns of Borrower.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

7. Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS SET FORTH IN THE LOAN AGREEMENT, OR, IF NO JURISDICTION IS SET FORTH THEREIN, BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

9. Release of Claims. Each of Borrower and the other Credit Parties hereby releases, remises, acquits and forever discharges each Lender, each Agent and the Issuing Bank (including any Person which is resigning or assuming such respective capacity) and each of their respective employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of any or in any way connected to this Amendment or the other Loan Documents (collectively, the “Released Matters”). Borrower and each other Credit Party each hereby acknowledges that the agreements in this Section 9 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower and each other Credit Party each hereby represents and warrants to each Lender, each Agent and the L/C Issuer (including any Person which is resigning or assuming such respective capacity) that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Borrower or any other Credit Party in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

EACH OF BORROWER AND EACH OTHER CREDIT PARTY AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AMENDMENT. EACH OF BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, EACH OF BORROWER AND EACH OTHER CREDIT PARTY WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OR ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION, individually and as Administrative Agent

By:	/s/ Thomas G. Sullivan
Name:	Thomas G. Sullivan
Title:	Duly Authorized Signatory

Signature Page to Tenth Amendment

WHEELING-PITTSBURGH CORPORATION

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

WHEELING-PITTSBURGH STEEL CORPORATION, as Borrower

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

Signature Page to Tenth Amendment

Acknowledgement of Tenth Amendment

Each of the undersigned (i) acknowledges receipt of a copy of the Tenth Amendment to Amended and Restated Revolving Loan Agreement dated as of May 5, 2008 (the “Amendment”; capitalized terms used herein shall, unless otherwise defined herein, have the meanings provided in the Amendment), by and among Borrower, the Lenders party thereto and Administrative Agent, (ii) consents to such Amendment and each of the transactions referenced in the Amendment and (iii) hereby acknowledges and agrees, in its respective capacities as debtor, obligor, grantor, mortgagor, pledgor, guarantor, surety, indemnitor, assignor and each other similar capacity, if any, in which any such entity or person has previously granted Liens on all or any part of its real, personal or intellectual property pursuant to the Loan Agreement or any other Loan Document or has guaranteed the repayment of the liabilities pursuant to any of the foregoing agreements, that all of such Liens and repayment obligations remain and shall continue in full force and effect and each of which is hereby ratified, confirmed and reaffirmed in all respects.

WHEELING-PITTSBURGH CORPORATION

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

WP STEEL VENTURE CORPORATION

By:	/s/ Paul J. Mooney
Name:	Paul J. Mooney
Title:	Vice President and Treasurer

ESMARK INCORPORATED

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer